SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.              Unregistered Sales of Equity Securities.

On November 30, 2011, Biozone Pharmaceuticals, Inc. (the “Company”) issued 500,000 shares of its common stock, par value $0.001 per share, pursuant to a Subscription Agreement entered into on that date (the “Subscription Agreement”).

Also on November 30, 2011, the Company issued 1,018,456 shares of its common stock, par value $0.001 per share, upon conversion of the principal and all of the interest due on a certain convertible promissory note issued by the Company on September 22, 2011, according to the conditions set forth in such note. In addition, pursuant to the terms of the Securities Purchase Agreement related to the note, the Company issued to the holder of the note a warrant to purchase 250,000 shares of its common stock at an exercise price of $1.00 per share. The Form of Securities Purchase Agreement, Form of Convertible Promissory Note and Form of Warrant previously were included as Exhibits to Form 8-K filed by the Company on September 27, 2011.

The Shares and warrants were issued to an accredited investor in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated by the Securities and Exchange Commission thereunder.

Item 9.01. Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: December 6, 2011	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and CFO